EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-47493, 333-111836, 333-145197 and 333-179006) and Form S-8 (Nos. 33-39719, 33-38720, 33-62658, 333-42353, 333-61279, 333-61281, 333-53702, 333-53704, 333-60564, 333-61389, 333-89068, 333-102523, 333-102524, 333-112008, 333-118811, 333-131186, 333-131187, 333-156734 and 333-179007) of Actuant Corporation of our report dated October 26, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

October 26, 2012